Exhibit 99.1

vTv Therapeutics Announces 2024 Third Quarter Financial Results and Provides Corporate Update
HIGH POINT, N.C., November 12, 2024 (GLOBENEWSWIRE) – vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company with a portfolio of novel small molecules and a lead program in diabetes, today reported financial results for the third quarter ended September 30, 2024, and provided an update on recent corporate developments.
"Our cadisegliatin program continues to show promise as a new oral adjunct therapy being investigated for improvement in glycemic control and reduction of hypoglycemia in patients with type 1 diabetes. During the quarter, our team made progress addressing the basis for the clinical hold placed on our clinical program by the Food and Drug Administration in July,” said Paul Sekhri, Chairman, President and Chief Executive Officer of vTv Therapeutics. "We look forward to continuing our discussion with the FDA regarding the clinical hold and our clinical program for cadisegliatin."

Third Quarter 2024 Financial Results

•Cash Position: The Company’s cash position as of September 30, 2024, was $41.6 million compared to $9.4 million as of December 31, 2023. This increase is largely due to proceeds from the private placement financing on February 27, 2024, and additional funds from the ATM Offering during the quarter ended September 30, 2024.
•Research & Development (R&D) Expenses: R&D expenses were $3.2 million and $2.8 million in each of the three months ended September 30, 2024, and 2023, respectively. The increase reflects higher indirect costs and other project-related expenses. This was partially offset by lower spending on cadisegliatin, primarily due to reduced costs in toxicity studies and drug manufacturing, countered by increased clinical trial start-up costs.
•General & Administrative (G&A) Expenses: G&A expenses were $3.3 million and $2.5 million for each of the three months ended September 30, 2024, and 2023, respectively. The increase was primarily due to increases in share-based expense, legal expense and higher payroll costs.
•Other Income (Expense), Net: Other income for the three months ended September 30, 2024, was $0.2 million and was driven by gains related to the change in the fair value of the warrants to purchase shares of our own stock. Other expense for the three months ended September 30, 2023, was $3.3 million and was driven by an impairment charge on a cost-method investment. This was partially offset by an unrealized gain from the Company’s investment in OnKure and gains from changes in the fair value of warrants to purchase shares of our own stock issued to related parties.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended September 30, 2024, was $4.8 million or $0.88 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $6.7 million or $3.19 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,571	$9,446
Accounts receivable	242	102
Prepaid expenses and other current assets	1,060	1,044
Current deposits	85	65
Total current assets	42,958	10,657
Property and equipment, net	50	117
Operating lease right-of-use assets	156	244
Total assets	$43,164	$11,018
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,226	$10,242
Current portion of operating lease liabilities	181	169
Current portion of contract liabilities	17	17
Current portion of notes payable	—	191
Total current liabilities	6,424	10,619
Contract liabilities, net of current portion	18,669	18,669
Operating lease liabilities, net of current portion	32	169
Warrant liability, related party	82	110
Warrant liability	44	—
Total liabilities	25,251	29,567
Commitments and contingencies
Redeemable noncontrolling interest	—	6,131
Stockholders’ equity (deficit):
Class A Common Stock	26	21
Class B Common Stock	6	6
Additional paid-in capital	311,060	256,335
Accumulated deficit	(296,084)	(281,042)
Total stockholders’ equity (deficit) attributable to vTv Therapeutics Inc.	15,008	(24,680)
Noncontrolling interest	2,905	—
Total stockholders’ equity (deficit)	17,913	(24,680)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)	$43,164	$11,018

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023(*)	2024	2023(*)
	(Unaudited)		(Unaudited)
Revenue	$—	$—	$1,000	$—
Operating expenses:
Research and development	3,224	2,824	9,312	11,457
General and administrative	3,282	2,544	10,976	9,338
Total operating expenses	6,506	5,368	20,288	20,795
Operating loss	(6,506)	(5,368)	(19,288)	(20,795)
Interest income	504	131	1,136	384
Interest expense	—	(4)	—	(6)
Other income (expense), net	162	(3,299)	(16)	(1,108)
Loss before income taxes and noncontrolling interest	(5,840)	(8,540)	(18,168)	(21,525)
Income tax provision	—	—	100	—
Net loss before noncontrolling interest	(5,840)	(8,540)	(18,268)	(21,525)
Less: net loss attributable to noncontrolling interest	(1,057)	(1,886)	(3,440)	(4,753)
Net loss attributable to vTv Therapeutics Inc.	$(4,783)	$(6,654)	$(14,828)	$(16,772)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,783)	$(6,654)	$(14,828)	$(16,772)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(0.88)	$(3.19)	$(2.70)	$(8.04)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	5,456,307	2,084,973	5,498,479	2,084,973
(*) Adjusted retroactively for reverse stock split

About vTv Therapeutics
vTv Therapeutics Inc. is a late-stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv's clinical pipeline is led by cadisegliatin, a potential adjunctive therapy to insulin for the treatment of type 1 diabetes. vTv and its development partners are investigating additional indications including type 2 diabetes and other chronic conditions.
Forward-Looking Statement
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Contact
Ashley Robinson
LifeSci Advisors, LLC
arr@lifesciadvisors.com